UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive, Sunnyvale,

California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 2, 2018 (the “Closing Date”), Trimble Inc. (“Trimble” or the “Company”) completed the acquisition of Viewpoint, Inc., a Delaware corporation (“Viewpoint”), the operating company and indirect wholly-owned subsidiary of Waterfall Holdings, Inc., a Delaware corporation (“Waterfall”). Pursuant to the terms of the Agreement and Plan of Merger dated as of April 23, 2018 (the “Merger Agreement”) among Jefferson Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Waterfall, and Bain Capital Private Equity, LP, a Delaware limited partnership, solely in its capacity as representative (“Representative”), Merger Sub merged with and into Waterfall, with Waterfall continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”), for a total purchase price of $1.2 billion, subject to customary post-closing adjustments.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock and preferred stock of Waterfall issued and outstanding immediately prior to the effective time was converted into the right to receive the applicable consideration calculated as set forth in the Merger Agreement, without interest, and was automatically cancelled and retired and ceased to exist. In addition, each unexercised option outstanding immediately prior to the effective time that became a vested option at the closing of the transaction or was deemed to be a vested option following the closing of the transaction, as set forth in the Merger Agreement, was, as of the effective time, converted into the right to receive the applicable consideration calculated as set forth in the Merger Agreement, and was automatically cancelled and retired and ceased to exist. Each option that did not otherwise become a vested option was cancelled and retired and ceased to exist effective as of the effective time, with no consideration therefor. The Company used the proceeds from the Term Loan (defined below) and a portion of the proceeds from the sale of its recently completed $900,000,000 senior notes offering to fund the purchase price for the Merger.

The foregoing description of the Merger Agreement has been included to provide investors with information regarding its terms and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2018, and which is incorporated herein by reference. It is not intended to provide any other factual information about Trimble, Waterfall, Viewpoint or Representative. The Merger Agreement contains representations and warranties by certain of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were the product of negotiations among the parties and made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Trimble, Waterfall, Viewpoint, Representative or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Trimble’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, the Company borrowed a $500 million term loan (the “Term Loan”) under that certain Credit Agreement, dated as of May 15, 2018, by and among the Company, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). In addition to the Term Loan, which has been fully drawn, the Credit Agreement also provides for an unsecured revolving loan facility in an aggregate principal amount of up to $1.25 billion, $266 million aggregate principal amount of which was outstanding as of the Closing Date.

The Term Loan will initially bear interest at an adjusted three month LIBOR rate, plus an applicable margin of 1.375% per annum.

The Term Loan will mature on the third anniversary of the Closing Date and will not be subject to amortization prior to the maturity date.

The proceeds of the Term Loan were used to fund a portion of the purchase price for the Merger.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2018, and which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, Trimble issued a press release announcing the completion of the Merger. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of the Current Report on Form 8-K, including the information contained in Exhibit 99.1 is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K and regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired

The financial statements of Waterfall as of and for the year ended December 31, 2017 and as of and for the three months period ended March 31, 2018 are not included in this Current Report on Form 8-K. Such financial statements will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Statements

The unaudited pro forma financial information of the Company as of and for the year ended December 29, 2017 and as of and for the three months period ended March 31, 2018 are not included in this Current Report on Form 8-K. Such unaudited pro forma financial information will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Trimble Inc., Jefferson Merger Sub Inc., Waterfall Holdings, Inc. and Bain Capital Private Equity, LP, dated April 23, 2018 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2018).

99.1	Press Release dated July 2, 2018 issued by Trimble.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: July 2, 2018	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President & General Counsel